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                                                                      EXHIBIT 32
                           SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of New Visual Corporation (the "Company") on Form 10-QSB for the period ended April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brad Ketch, Chief Executive and Principal Financial Officer of the Company certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

JUNE 14, 2005

/S/ BRAD KETCH
---------------------------
BRAD KETCH
CHIEF EXECUTIVE OFFICER (AND PRINCIPAL
FINANCIAL AND ACCOUNTING OFFICER

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO NEW VISUAL CORPORATION AND WILL BE RETAINED BY NEW VISUAL CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.